EXHIBIT 99

Contact:

For investors – Mona Zeehandelaar – phone: 215 231.1674

email: mona.zeehandelaar@radianmi.com

For the media – Elizabeth Emmons – phone: 215 231.1334

email: elizabeth.emmons@radianmi.com

Radian Reports Quarterly Earnings of $114.0 Million

PHILADELPHIA, Pa., October 15, 2003—Radian Group Inc. (NYSE: RDN) today reported net income of $114.0 million for the third quarter of 2003, compared to $106.6 million in the third quarter of 2002. Net income per share was $1.20 in the third quarter of 2003, compared to $1.07 in the third quarter of 2002. For the first nine months of 2003, net income and net income per share were $330.4 million and $3.50 respectively, compared to $319.4 million and $3.27 in 2002.

Premiums written in the third quarter were $285.5 million, up 22% compared to $234.6 million in the third quarter of 2002. Mortgage insurance accounted for 68% of this total, while financial guaranty business represented 32%. Premiums earned in the third quarter were $261.0 million, an increase of 25% compared to $209.5 million in 2002. Net investment income for the quarter was $46.4 million, up 2% from $45.5 million a year ago. For the first nine months of 2003, premiums written increased 16% to $811.8 million, premiums earned increased 18% to $742.2 million and net investment income grew 5% from the prior year, to $140.0 million.

“Radian’s focus on risk expertise and capital allocation have helped us navigate through some challenging times, while still achieving strong earnings and shareholder returns,” stated Chairman and Chief Executive Officer Frank P. Filipps. “We consider these operating principles to be critical to the continued success of our organization and to the execution of our diversification strategy.”

Financial Guaranty

Financial guaranty net premiums written for the quarter were $90.2 million, compared to $72.1 million a year ago, which was led by significant new writings in public finance direct and reinsurance areas. Net premiums earned were $61.3 million, compared to $47.4 million last year. Insured net debt service outstanding at September 30, 2003 was $116.2 billion, compared to $103.0 billion a year ago.

Mortgage Insurance

New primary mortgage insurance written in the quarter was $16.3 billion, including $2.0 billion of structured and $14.3 of flow mortgage insurance. Primary mortgage insurance-in-force was $121.3 billion at September 30, 2003, compared to $109.4 billion a year ago. The delinquency rate on primary loans was 4.29%, compared to 4.06% at December 31, 2002, and 3.83% a year ago.

Mortgage Services

Net income per share for the second quarter included $0.11 per share from Radian’s mortgage services businesses, primarily C-BASS and Sherman Financial, compared to $0.06 per share for the same period last year.

Radian will hold a conference call to discuss the company’s third quarter results on Thursday, October 16, 2003, at 9:00 a.m. Eastern time. This call will be broadcast live over the Internet at www.firstcallevents.com/service/ajwz389381952gf12.html. A replay of the call will be available at this site approximately two hours after the live broadcast ends. Other statistical and financial information that is expected to be referred to during the conference call is available on Radian’s website under “Investor Information—Conference Calls” or can be accessed by clicking on www.radiangroupinc.com/RadianGroup/grp_invest_conf.asp.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian’s subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. Additional information may be found at www.radiangroupinc.com.

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to, the following risks: changes in the business practices of Fannie Mae and Freddie Mac; general economic developments such as extended national or regional economic recessions (or expansions), changes in housing values, interest rate changes or volatility; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; the potential for more severe or more frequent losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; and changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market. Investors are also directed to other risks discussed in documents filed by Radian with the Securities and Exchange Commission.

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Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Quarter Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
(Thousands of dollars, except share data)
Revenues:
Net premiums written	$285,517	$234,614	$811,773	$696,862

Premiums earned	261,043	209,512	742,184	629,732
Net investment income	46,365	45,503	140,041	132,741
Equity in net income of affiliates	21,287	12,994	70,034	58,387
Other income	18,489	8,200	48,449	30,448

Total revenues	347,184	276,209	1,000,708	851,308

Expenses:
Provision for losses	100,762	57,923	264,060	172,926
Policy acquisition costs	33,787	24,716	96,172	73,765
Other operating expenses	51,423	39,043	152,429	128,288
Interest expense	9,652	7,177	27,888	21,571

Total expenses	195,624	128,859	540,549	396,550

Gains and losses:
Gain/Loss on sales of investments	1,778	5,685	8,627	8,768
Change in fair value of derivative instruments	6,072	(5,090)	(6,655)	(14,096)

Net gains and losses	7,850	595	1,972	(5,328)

Pretax income	159,410	147,945	462,131	449,430
Provision for income taxes	45,432	41,384	131,707	130,014

Net income	$113,978	$106,561	$330,424	$319,416

Dividends to preferred stockholder	0	825	0	2,475
Premium paid to redeem preferred stock	0	3,003	0	3,003

Net income available to common stockholders	$113,978	$102,733	$330,424	313,938

Net income per share	$1.20	$1.07	$3.50	$3.27

Weighted average shares outstanding (in thousands)	94,886	96,035	94,514	96,101

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Thousands of dollars, except share data)	September 30 2003	December 31 2002	September 30 2002
Assets:
Cash and investments	$4,845,309	$4,222,296	$4,125,314
Investments in affiliates	300,465	259,120	235,324
Deferred policy acquisition costs	212,078	183,587	179,837
Prepaid federal income taxes	322,711	294,136	287,900
Other assets	472,831	434,266	402,514

Total assets	$6,153,394	$5,393,405	$5,230,889

Liabilities and stockholders’ equity:
Unearned premiums	$684,931	$618,050	$576,851
Reserve for losses	669,046	624,577	612,437
Short-term and long-term debt	717,347	544,145	544,127
Deferred federal income taxes	684,310	570,279	554,300
Other liabilities	274,879	282,919	274,628

Total liabilities	3,030,513	2,639,970	2,562,343

Common stock	95	95	95
Additional paid-in capital	1,186,481	1,186,830	1,194,935
Retained earnings	1,832,950	1,508,138	1,402,180
Accumulated other comprehensive income	103,355	58,372	71,336

Total common stockholders’ equity	3,122,881	2,753,435	2,668,546

Total liabilities and stockholder’s equity	$6,153,394	$5,393,405	$5,230,889

Book value per share	$33.35	$29.42	$28.44

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Nine Months Ended September 30, 2003

Financial Guaranty	Quarter Ended September 30		Nine Months Ended September 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$90,157	$72,130	$261,414	$207,988

Premiums earned	$61,256	$47,373	$184,647	$130,681
Net investment income	19,739	18,388	58,797	52,758
Equity in net income of affiliates	2,149	(510)	7,607	(529)
Other income	251	251	3,010	1,082

Total revenues	83,395	65,502	254,061	183,992

Expenses
Provision for losses	18,688	10,842	51,782	33,429
Policy acquisition costs	15,413	7,612	42,875	23,764
Other operating expenses	9,635	6,569	27,821	23,061
Interest expense	3,376	2,532	9,477	7,265

Total expenses	47,112	27,555	131,955	87,519

Gains and losses
Gain/Loss on sales of investments	2,020	3,122	8,922	2,033
Change in fair value of derivative instruments	6,644	(2,966)	(6,084)	(7,658)

Net gains and losses	8,664	156	2,838	(5,625)

Pretax income	44,947	38,103	124,944	90,848
Income tax provision	12,328	10,368	33,846	24,979

Net income	$32,619	$27,735	$91,098	$65,869

Assets	$2,174,838	$1,838,600
Deferred policy acquisition costs	135,234	101,550
Reserve for losses	169,463	133,280
Unearned premiums	580,867	482,228
Equity	1,128,447	898,787

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Nine Months Ended September 30, 2003

Mortgage Insurance	Quarter Ended September 30		Nine Months Ended September 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$195,360	$162,484	$550,359	$488,874

Premiums earned	$199,787	$162,139	$557,537	$499,051
Net investment income	26,626	27,068	81,208	79,882
Equity in net income of affiliates	—	—	—	—
Other income	10,729	5,570	25,145	13,980

Total revenues	237,142	194,777	663,890	592,913

Expenses
Provision for losses	82,074	47,081	212,278	139,497
Policy acquisition costs	18,374	17,103	53,297	50,001
Other operating expenses	33,846	25,182	96,442	81,236
Interest expense	5,403	4,121	16,065	12,796

Total expenses	139,697	93,487	378,082	283,530

Gains and losses
Gain/Loss on sales of investments	506	750	1,371	4,133
Change in fair value of derivative instruments	(580)	(2,124)	(606)	(6,438)

Net gains and losses	(74)	(1,374)	765	(2,305)

Pretax income	97,371	99,916	286,573	307,078
Income tax provision	26,256	27,045	77,614	84,432

Net income	$71,115	$72,871	$208,959	$222,646

Assets	$3,692,010	$3,163,479
Deferred policy acquisition costs	76,844	78,287
Reserve for losses	499,583	479,157
Unearned premiums	104,064	94,624
Equity	1,760,328	1,583,019

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Nine Months Ended September 30, 2003

Mortgage Services	Quarter Ended September 30		Nine Months Ended September 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$—	$—	$—	$—
Premiums earned	$—	$—	$—	$—
Net investment income	—	47	36	101
Equity in net income of affiliates	19,138	13,503	62,427	58,916
Other income	7,509	2,380	20,294	15,386

Total revenues	26,647	15,930	82,757	74,403

Expenses
Provision for losses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	7,942	7,292	28,166	23,991
Interest expense	873	525	2,346	1,510

Total expenses	8,815	7,817	30,512	25,501

Gains and losses
Gain/Loss on sales of investments	(748)	1,813	(1,666)	2,602
Change in fair value of derivative instruments	8	—	35	—

Net gains and losses	(740)	1,813	(1,631)	2,602

Pretax income	17,092	9,926	50,614	51,504
Income tax provision	6,848	3,971	20,247	20,603

Net income	$10,244	$5,955	$30,367	$30,901

Assets	$286,546	$228,810
Deferred policy acquisition costs	—	—
Reserve for losses	—	—
Unearned premiums	—	—
Equity	234,106	186,740

Radian Group Inc.

Financial Guaranty Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2003

(Thousands of dollars, except ratios)	Quarter Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Net Premiums Written:
Public direct	21,570	12,907	43,118	43,447
Public reinsurance	19,380	11,035	66,930	34,229
Structured direct	24,743	21,907	62,445	51,591
Structured reinsurance	10,749	13,188	38,481	44,158
Trade credit	13,715	13,094	50,440	34,564

	90,157	72,131	261,414	207,989
Net Premiums Earned:
Public direct	4,799	3,947	13,074	10,780
Public reinsurance	13,802	9,894	37,655	28,399
Structured direct	17,119	12,020	55,593	27,519
Structured reinsurance	11,282	13,639	36,631	41,244
Trade credit	14,254	7,873	41,694	22,739

	61,256	47,373	184,647	130,681
Claims paid:
Trade credit	7,274	3,903	15,595	11,062
Other	4,708	1,408	6,530	12,771

Total	11,982	5,311	22,126	23,833
Incurred losses:
Trade credit	9,440	5,733	23,538	22,597
Other	9,248	5,109	28,244	10,832

Total	18,688	10,842	51,782	33,429
Loss ratio – GAAP Basis	30.5%	22.9%	28.0%	25.6%
Expense ratio – GAAP Basis	40.9%	29.9%	38.3%	35.8%

	71.4%	52.8%	66.3%	61.4%

Refundings included in earned premium	1,400	941	6,305	4,844

	September 30 2003	December 31 2002	September 30 2002

Capital and surplus	798,354	581,185	498,896
Contingency reserve	307,697	319,648	343,615

Qualified statutory capital	1,106,051	900,833	842,511
Unearned premium reserve	690,525	604,942	579,758
Loss and loss expense reserve	83,556	84,096	77,044

Total policyholders’ reserves	1,880,132	1,589,871	1,499,313
Present value of installment premiums	438,750	400,140	407,457
Reinsurance and soft capital facilities	275,000	165,000	155,000

Total claims paying resources	2,593,882	2,155,011	2,061,770

Net debt service outstanding	116,241,337	104,755,801	103,048,831

Capital leverage ratio (1)	105	116	122
Claims paying leverage ratio (2)	45	49	50

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2003

(Thousands of dollars, except ratios)	Quarter Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
New insurance written-flow ($millions)	14,311	9,099	38,167	26,661
New insurance written-structured ($millions)	1,958	389	17,503	6,836
Total primary new insurance written	16,269	9,488	55,670	33,497
Primary risk written ($millions)	3,863	2,243	13,796	8,335
Pool risk written ($millions)	88	28	654	149
Direct claims paid ($thousands)
Prime	32,411	20,975	88,746	65,100
Non-Prime:
Alt A	15,072	8,117	35,771	18,733
A Minus and below	19,175	7,902	50,279	20,832
Seconds	4,561	4,248	17,602	12,797

Total	71,219	41,242	192,398	117,462
Average claim paid	27.2	25.3	26.7	26.0
Loss ratio – GAAP Basis	41.1%	29.0%	38.1%	28.0%
Expense ratio – GAAP Basis	26.1%	26.1%	26.8%	26.3%

	67.2%	55.1%	64.9%	54.2%

Persistency (twelve months ended September 30)	46.1%	58.8%
Percentage of primary new insurance written:
Monthlies	80%	96%	87%	97%
Refinances	48%	33%	53%	36%
95% LTV and above	26%	44%	20%	40%
ARMs	15%	18%	31%	20%

	September 30 2003	December 31 2002	September 30 2002
Direct primary insurance in force ($millions)	121,334	110,273	109,363
Direct primary risk in force ($millions)	27,187	26,273	26,181
GSE pool risk in force ($millions)	1,391	1,218	1,220
Total pool risk in force ($millions)	2,394	1,732	1,720
Other risk in force	961	463	381
Primary insurance:
Prime
Number of insured loans	663,870	698,910	723,322
Number of loans in default	21,232	21,483	20,427
Percentage of loans in default	3.20%	3.07%	2.82%
Non-Prime:
Alt A
Number of insured loans	128,278	102,839	86,576
Number of loans in default	5,832	5,300	4,767
Percentage of loans in default	4.55%	5.15%	5.51%
A Minus and below
Number of insured loans	112,498	79,871	71,929
Number of loans in default	11,768	9,005	8,548
Percentage of loans in default	10.46%	11.27%	11.88%
Total Prime and Non-Prime
Number of insured loans	904,646	881,620	881,827
Number of loans in default	38,832	35,788	33,742
Percentage of loans in default	4.29%	4.06%	3.83%
Pool insurance:
Number of insured loans	595,833	593,405	705,373
Number of loans in default	5,440	6,554	6,875
Percentage of loans in default	0.91%	1.10%	0.97%
Risk to capital ratio	11.7:1	11.5:1	11.9:1